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                                                                     Exhibit 2.2

                               WO CONSULTING, INC.
                                     BYLAWS

                                   ARTICLE I.

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Company in the State of Delaware is located at 1013 Centre Road, in the City of Dover, County of Kent.

         SECTION 2. PRINCIPAL OFFICE. The principal office of the Company will be in Scottsdale, Arizona, or at such other place as the board of directors may from time to time determine.

         SECTION 3. OTHER OFFICES. The Company may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.

                             MEETING OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All meetings of stockholders will be held at the principal office of the Company, or at such other place as will be determined by the board of directors and specified in the notice of the meeting.

         SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders will be held at such date and time as will be designated from time to time by the board of directors and stated in the notice of the meeting, at which meeting the stockholders will elect by written ballot a board of directors and transact such other business as may properly be brought before the meeting of the stockholders.

         SECTION 3. NOTICE OF ANNUAL MEETING. Written or printed notice of the annual meeting stating the place, day and hour thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         SECTION 4. SPECIAL MEETING. Special meetings of stockholders will be called by the chief executive officer of the board of directors, and will be called by the president or secretary at the request in writing of the stockholders owning one-third of the outstanding shares of capital stock of the Company. Such request will state the purpose(s) of the proposed meeting, and any purpose so stated will be conclusively deemed to be a "proper" purpose.

         SECTION 5. NOTICE OF SPECIAL MEETING. Written or printed notice of a special meeting stating the place, day, hour and purpose(s) thereof, will be served upon or mailed to each


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stockholder entitled to vote thereat at such address as appears on the books of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         SECTION 6. BUSINESS AT SPECIAL MEETING. Business transacted at all special meetings of stockholders will be confined to the purpose or purposes stated in the notice.

         SECTION 7. STOCKHOLDER LIST. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at each such meeting or in any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, will be prepared by the secretary. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for such ten (10) day period either at a place within the city where the meeting is to be held, or, if not so specified, the place where the meeting is to be held. Such list will also be produced and kept open at the time and place of the meeting.

         SECTION 8. QUORUM. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it will not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted which might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notices of the adjourned meeting will be given as in the case of an original meeting.

         SECTION 9. PROXIES. At any meetings of the stockholders, every stockholder having the right to vote will be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact and bearing a date not more than eleven
(11) months prior to said meeting.

         SECTION 10. VOTING. Unless otherwise provided by statute, each stockholder having the right to vote will be entitled to vote each share of stock having voting power registered in his name on the books of the Company. Cumulative voting for directors is prohibited.

         SECTION 11. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action which may be taken at a special or annual meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, will be signed by all of the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

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                                  ARTICLE III.

                               BOARD OF DIRECTORS

         SECTION 1. NUMBER OF DIRECTORS. The number of directors comprising the full board of directors will initially consist of one (1) director but the number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director), from time to time by the amendment to these bylaws by the board of directors.

         SECTION 2. ELECTION AND TERM. Except as provided in Section 3 of this Article, directors will be elected at the annual meeting of the stockholders, and each director will be elected to serve until the next annual meeting or until his successor will have been elected and will qualify. Directors need not be stockholders.

         SECTION 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors, although less than a quorum, except where the vacancies have been created by removal of directors by the owners of a majority of the outstanding shares of capital stock. In the event of such removal, the resulting vacancies will be filled by the owners of the majority of the outstanding shares of capital stock.

         SECTION 4. RESIGNATION; REMOVAL. Any director may resign at any time by giving written notice thereof to the board of directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective. The board of directors may, by majority vote of the directors then in office, remove a director for cause. The owners of a majority of the outstanding shares of capital stock may remove any director or the entire board of directors, with or without cause, either by a vote at a special meeting or annual meeting, or by written consent.


                                   ARTICLE IV.

                              MEETINGS OF THE BOARD

         SECTION 1. REGULAR MEETINGS. Upon the adjournment of the annual meeting of stockholders, the board of directors will meet as soon as practicable to appoint the members of such committees of the board of directors as the board may deem necessary or advisable, to elect officers for the ensuing year, and to transact such other business as may properly come before the board of directors at such meeting. No notice of such meeting will be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum will be present. Regular meetings may be held at such other time as shall be designated by the board of directors without notice to the directors.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the board of directors will be held whenever called by the chairman of the board, chief executive officer, chairman of the executive

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committee or by two or more directors. Notice of each meeting will be given at least three (3) days prior to the date of the meeting either personally, or by telephone or telegraph to each director, and will state the purpose, place, day and hour of the meeting.

         SECTION 3. QUORUM AND VOTING. At all meetings of the board of directors (except in the case of a meeting convened for the purpose specified in Article III, Section 3 of these bylaws) a majority of the directors will be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors. If a quorum will not be present at any such meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present.

         SECTION 4. TELEPHONE MEETINGS. At any meeting of the board of directors, a member may attend by telephone, radio, television, or similar means of communication which permits him to participate in the meeting, and a director so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

         SECTION 5. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board.

         SECTION 6. ATTENDANCE FEES. Directors will receive any stated salary, as such, for their services, but by resolution of the board of directors a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the board; however, this provision will not preclude any director from serving the Company in any other capacity and receiving compensation therefor.


                                   ARTICLE V.

                                   COMMITTEES

         SECTION 1. EXECUTIVE COMMITTEE. The board of directors, by resolution may designate one or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, will have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the Company, except where action of the board of directors is required by statute.

         SECTION 2. OTHER COMMITTEES. The board of directors may by resolution create other committees for such other terms and within such powers and duties as the board shall deem appropriate.

         SECTION 3. ORGANIZATION OF COMMITTEES. The chairman of each committee of the board of directors will be chosen by the members thereof. Each committee will elect a secretary, who will be either a member of the committee or the secretary of the Company. The chairman of each committee will preside at all meetings of such committee.

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         SECTION 4. MEETINGS. Regular meetings of each committee may be held without the giving of notice if a day of the week, a time, and a place will have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) will be called as provided in Article IV, Section 3 with respect to notices of special meetings of the board of directors.

         SECTION 5. QUORUM AND MANNER OF ACTING. A majority of the members of each committee must be present either in person or by telephone, radio, television, or similar means of communication, at each meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the members so present at a meeting at which a quorum is present will be the act of such committee. The members of each committee will act only as a committee, and will have no power of authority, as such, by virtue of their membership on the committee.

         SECTION 6. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the committee.

         SECTION 7. RECORD OF COMMITTEE ACTION; REPORTS. Each committee will maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record will include the date, time, and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered. All action by each committee will be reported to the board of directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the board to be informed of the conduct of the Company's business and affairs since the last meeting of the board.

         SECTION 8. REMOVAL. Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole board of directors at any meeting of the board.

         SECTION 9. VACANCIES. Any vacancy in any committee will be filled by the board of directors in the manner prescribed by these bylaws for the original appointment of the members of such committee.


                                   ARTICLE VI.

                                    OFFICERS

         SECTION 1. APPOINTMENT AND TERM OF OFFICE. The officers of the Company shall consist of a chief executive officer and a president, and there may be a chairman of the board, one or more vice presidents, a secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other officers as may be later appointed by the board of directors, by resolution, if they deem it necessary for the conduct of the business of the

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Company. One of the directors may also be chosen chairman of the board. Each of such officers (except as may be appointed pursuant to Section 5(h) of this Article), will be chosen annually by the board of directors at its regular meeting immediately following the annual meeting of the stockholders and, subject to any earlier resignation or removal, will hold office until the next annual meeting of stockholders of until his successor is elected and qualified. Two or more offices may be held by the same person.

         SECTION 2. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights.

         SECTION 3. VACANCIES. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

         SECTION 4. SALARIES. The salaries of all officers of the corporation will be fixed by the board of directors except as otherwise directed by the board.

         SECTION 5. POWERS AND DUTIES. The powers and duties of the officers will be those usually pertaining to their respective offices, subject to the general discretion and supervision of the board of directors. Such powers and duties will include the following:

                  a. CHAIRMAN OF THE BOARD. The chairman of the board will preside at all meetings of the board of directors and of the shareholders. Unless the board of directors has appointed a chief executive officer, he will act as the chief executive officer of the Company.

                  b. CHIEF EXECUTIVE OFFICER. He will be responsible for general supervision of the business of the Company, and over its several officers and be the Company's general manager. He may execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts or other instruments authorized by the board of directors. He will, unless otherwise directed by the board, attend in person or by proxy appointed by him and act and vote on behalf of the Company at all meetings of the stockholders of any corporation in which the Company holds stock.

                  c. PRESIDENT. The president will be the chief operating officer of the Company and shall exercise all powers of a general manager, to the extent limited by directives from the chairman of the board, chief executive officer or the board of directors. The president shall perform all duties and exercise all powers of the chairman of the board and Chief Executive Officer if same are absent or are unable to act. The President may also be appointed as Chief Executive Officer.

                  d. VICE CHAIRMEN OF THE BOARD. Vice chairmen will perform the duties assigned to them by the board of directors, and at the request of the president, will perform as well the duties of the president. Each vice president will have the power also to execute and

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deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, and other instruments authorized by the board of directors.

                  e. EXECUTIVE VICE PRESIDENTS. Executive vice presidents will perform the duties assigned to them by the board of directors, and, in the order designated by the president, at the request of the president or in the absence of the president will perform as well the duties of the president's office. Each executive vice president will have power also to execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, and other instruments authorized by the board of directors.

                  f.. VICE PRESIDENTS. Vice presidents will perform the duties assigned to them by the board of directors, and at the request of the president, will perform as well the duties of the president's office. Each vice president will have the power also to execute and deliver in the name and on behalf of the Company, deeds, mortgages, leases, assignments, bonds, contracts, and other instruments authorized by the board of directors.

                  g. SECRETARY. The secretary will keep the minutes of all meetings of the board of directors and the minutes of all meetings of the stockholders and will be the custodian of all corporate records and of the seal of the Company. He will see that all notices required to be given to the stockholders and to the board of directors are duly given in accordance with these bylaws or as required by law.

                  h. TREASURER. The treasurer will be the principal financial officer of the Company and will have charge of the corporate funds and securities and will keep a record of the property and indebtedness of the Company. He will, if required by the board of directors, give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board may require.

                  i. OTHER OFFICERS. The board of directors may appoint such other officers, agents, or employees as it may deem necessary for the conduct of the business of the Company. In addition, the board may authorize the president or some other officers to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.

         SECTION 6. RESIGNATIONS. An officer may resign at any time by giving written notice thereof to the board of directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective.

         SECTION 7. VACANCIES. A vacancy in any office arising at any time from any cause, may be filled by the board of directors or by the officer authorized by the board to fill the vacancy in that office.

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                                  ARTICLE VII.

                    SHARES OF STOCK AND THEIR TRANSFER; BOOKS

         SECTION 1. FORMS OF CERTIFICATES. Shares of the capital stock of the Company will be represented by certificates in such form, not inconsistent with law or with the Certificate of Incorporation of the Company, as will be approved by the board of directors, and will be signed by the chairman of the board or president or a vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and sealed with seal of the Company. Such seal may be facsimile, engraved or printed. Where any such certificate is countersigned by a transfer agent or by a registrar, the signature of such chairman of the board, president, vice president, secretary, assistant secretary, treasurer, or assistant treasurer upon such certificate may be facsimiles, engraved or printed.

         SECTION 2. TRANSFER OF SHARES. Shares of stock of the Company will be transferred only on the stock books of the Company by the holder of record thereof in person, or by his duly authorized attorney, upon surrender of the certificates therefor.

         SECTION 3. STOCKHOLDERS OF RECORD. Stockholders of record entitled to vote at any meeting of stockholders or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock will be determined according to the Company's record of stockholders, and, if so determined by the board of directors in the manner provided by statute, will be such stockholders of record (a) at the date fixed for closing the stock transfer books, or (b) as of the date of record.

         SECTION 4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The board of directors may direct the issuance of new or duplicate stock certificates in place of lost, stolen or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft, or destruction and upon being furnished with indemnity satisfactory to it. The board of directors may delegate to any officer authority to administer the provisions of this Section.

         SECTION 5. CLOSING OF TRANSFER BOOKS. The board of directors will have power to close the stock transfer books of the Company for a period not exceeding sixty (60) days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when change or conversion or exchange of capital stock will go into effect, or for a period not exceeding sixty (60) days nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose; or the board may, in its discretion, fix a date, not more than sixty (60) days nor less than ten (10) days before any stockholders' meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock will go into effect as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as will be stockholders of record on the date so fixed will be entitled to notice of and to vote at such meeting and at any adjournment

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thereof, or to receive payment of such dividend, or to exercise rights, or to give such consent as the case may be, notwithstanding any transfer if any stock on the books of the company after such record date fixed as aforesaid.

         SECTION 6. REGULATIONS. The board of directors may make such rules and regulations s it may deem expedient concerning the issuance, transfer, and registration of certificates of stock. The board of directors may appoint on one more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

         SECTION 7. EXAMINATION OF BOOKS BY STOCKHOLDERS. The original or duplicate stock ledger of the Company containing the names and addresses of the stockholders and the number of shares held by them and the other books and records of the Company will, at all times during the usual hours of business, be available for inspection at its principal office, and any stockholder, upon compliance with the conditions set forth in and to the extent authorized by
Section 220 of the Delaware General Corporation Law, will have the right to inspect such books and records.

         SECTION 8. EXAMINATION OF BOOKS BY STOCKHOLDERS. The original or duplicate stock ledger of the Company containing the names and addresses of the stockholders and the number of shares held by them and the other books and records of the Company will, at all times during the usual hours of business, be available for inspection at its principal office, and any stockholder, upon compliance with the conditions set forth in and to the extent authorized by
Section 220 of the Delaware General Corporation Law, will have the right to inspect such books and records.


                                  ARTICLE VIII.

                          INDEMNIFICATION AND INSURANCE

         SECTION 1. The Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, advisory director, officer, employee or agent of the Company or of any entity a majority of the voting stock of which is owned by the Company, or is or was serving at the request of the Company as a director, advisory director, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best

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interests or the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. The Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, advisory director, officer, employee or agent of the Company or of any entity a majority of the voting stock of which is owned by the Company or is or was serving at the request of the Company as a director, advisory director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence in the performance of his duty to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         SECTION 3. To the extent that any person who is or was a director, advisory director, officer, employee or agent of the Company or of any entity a majority of the voting stock of which is owned by the Company, or who is or was serving at the request of the Company as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under Sections 1 and 2 of this Article VIII shall (unless ordered by court) be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the applicable standard of conduct set forth therein has been met. Such determination shall be made (a) by the board of directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding of (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Company.

         SECTION 4. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors of the Company in the specific case upon receipt of an undertaking by or on behalf of the director, advisory director, officer, employee of agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to this Article VIII.

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         SECTION 5. The indemnification provided by this Article VIII shall not be deemed exclusive of any right to which those seeking indemnification may be entitled from the Company or any other entity under any statute, other bylaw, agreement, provision of the Company's certificate of incorporation, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, advisory director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. However, any amount actually received as the proceeds of any such other indemnification shall be deducted from the amount, if any, which he may entitled to receive pursuant to this Article VIII.

         SECTION 6. By action of its board of directors, notwithstanding any interest of the directors in the action, to the fullest extent permitted by the General Corporation Law of the State of Delaware, the Company may purchase and maintain insurance, in such amounts and against such risks as the board of directors deems appropriate, on behalf of any person who is or was a director, advisory director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, advisory director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or would be required to indemnify him against such liability under the provisions of this Article VIII, or of the Company's certificate of incorporation of the General Corporation Law of the State of Delaware.


                                   ARTICLE IX.

                            EXECUTION OF INSTRUMENTS

         SECTION 1. CONTRACTS, ETC. The board of directors or any committee thereunto duly authorized may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver in the name and on behalf of the Company any contract or other instruments, except certificates representing shares of stock of the company, and such authority may be general or may be confined to specific instances.

         SECTION 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, acceptance or other evidence of indebtedness issued by or in the name of the Company will be signed by such officer of officers, agent or agents of the Company and in such manner as will be determined from time to time by resolution of the board of directors. Unless otherwise provided by resolution of the board, endorsements for deposits to the credit of the Company in any of its duly authorized depositories may be made by a hand-stamped legend in the name of the Company or by written endorsement of an officer with countersignature.

         SECTION 3. LOANS. No loans will be contracted on behalf of the Company unless authorized by the board of directors, but when so authorized, unless a particular officer or agent is directed to negotiate the same, may be negotiated, up to the amount so authorized, by the chairman of the board or the president or vice-president or the treasurer; and such officers are

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hereby severally authorized to execute an deliver in the name and on behalf of the Company, notes or other evidences of indebtedness countersigned by the chairman of the board or the president or vice-president for the amount of such loans and to give security for the payment of any and all loans, advances, and indebtedness by hypothecating, pledging or transferring any part or all of the property of the Company, real or personal, at any time owned by the Company.

         SECTION 4. SALE OR TRANSFER OF SECURITIES HELD BY THE COMPANY. Stock certificates, bonds or other securities at any time owned by the Company may be held on behalf of the Company or sold, transferred, or otherwise disposed of pursuant to authorization by the board of directors, or of any committee thereunto duly authorized, and , when so authorized to be sold, transferred, or otherwise disposed of, may be transferred from the name of the Company by the signature of the chairman of the board or the president or a vice president and the treasurer or the assistant treasurer or the secretary of assistant secretary.


                                   ARTICLE X.

                                  MISCELLANEOUS

         SECTION 1. FISCAL YEAR. Until otherwise determined by the board of directors, the fiscal year-end of the Company will be December 31.

         SECTION 2. METHODS OF NOTICE. Whenever any notice is required to be given in writing to any stockholder or director pursuant to any statute, the Certificate of Incorporation, or these bylaws, it will not be construed to require personal or actual notice, and such notice will be deemed for all purposes to have been sufficiently given at the time the same is deposited in the United States mail with postage thereon prepaid, addressed to the stockholder or director at such address as appears on the books of the Company. Whenever any notice may be or is required to be given by telegram to any director, it will deemed for all purposes to have been sufficiently given tat the time the same is filed with the telegraph or cable office, properly addressed.

         SECTION 3. WAIVER OF NOTICE. The giving of any notice of the time, place, or purpose of holding any meeting of stockholders or directors and any requirements as to publication thereof, whether statutory or otherwise, will be waived by attendance at such meeting by any person entitled to receive such notice and may be waived by such person by an instrument in writing executed and filed with the records of the meeting, either before or after the holding thereof.

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